Exhibit 10.44

MEMC ELECTRONIC MATERIALS, INC.

2006 STOCK OPTION GRANT AGREEMENT

2001 Equity Incentive Plan

Performance-Based Vesting Option

for Nabeel Gareeb

THIS AGREEMENT (the “Agreement”) is made as of the 25th day of October 2006, between MEMC Electronic Materials, Inc. (the “Company”) and Nabeel Gareeb (the “Participant”).

WHEREAS, the Company wishes to promote the interests of the Company and its shareholders by providing the Participant with an appropriate incentive to encourage him to continue in the employ of the Company and to improve the growth and profitability of the Company;

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan (the “Plan”) for the purpose of providing the Company’s key employees and others with such incentives; and

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Performance Option”) with respect to one million (1,000,000) shares of Common Stock of the Company.

2. Grant Date. The Grant Date of the Performance Option hereby granted is October 25, 2006.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each share underlying the Performance Option hereby granted is $37.01, which is the Fair Market Value on the Grant Date.

5. Vesting Date. (a) The Performance Option shall become fully vested and exercisable, if at all, on the fourth anniversary of the Grant Date (the “Final Vesting Date”), provided that the Growth Rate of the Common Stock (as hereinafter defined) exceeds by more than five percentage points the compound annual growth rate (“CAGR”) of Standard & Poor’s S&P 500 index (the “S&P 500”) during the period beginning on the Grant Date and ending on the Final Vesting Date, and provided further that the Participant remains actively Employed as of the Final Vesting Date. For purposes of this Section 5, the “Growth Rate” of the Common Stock shall equal the amount (if any) by which (i) the average Fair Market Value of a share of the Common Stock during the ninety-day period immediately preceding the Final Vesting Date (the “Ending Value”), exceeds (ii) the average Fair Market Value of a share of the Common Stock during the ninety-day period immediately preceding the Grant Date (the “Initial Value”), expressed as a percentage of the Initial Value. For example, if the CAGR of the S&P 500 during the period between the Grant Date and the Final Vesting Date is 10% and the Ending Value of the Common Stock is 15% higher than the Initial Value of the Common Stock, the Performance Option would fully vest on the Final Vesting Date; however, if the CAGR of the S&P 500 during such period is 2% and the Ending Value of the Common Stock represents only a 6% increase over the Initial Value, the Performance Option would not vest and would expire as of the Final Vesting Date. The determination of whether the performance criteria described in this Section 5 have been met shall be made in the good faith determination of the Board.

(b) Notwithstanding the foregoing, the Performance Option shall become vested and exercisable on the third anniversary of the Grant Date (the “Early Vesting Date”) with respect to 400,000 shares underlying the Performance Option, provided that the growth rate of the Common Stock exceeds by more than five percentage points the CAGR of the S&P 500 during the period beginning on the Grant Date and ending on the Early Vesting Date, and provided further that the Participant remains actively Employed as of the Early Vesting Date. For purposes of the preceding sentence, the growth rate of the Common Stock shall equal the Growth Rate as defined in Section 5(a) above, except that the Ending Value shall equal the average Fair Market Value of a share of the Common Stock during the ninety-day period immediately preceding the Early Vesting Date.

(c) Notwithstanding the foregoing, in the event of a termination of Participant’s Employment by the Company without Cause (as defined in the Employment Agreement entered into as of the date hereof between the Participant and the Company (the “Employment Agreement”)) or by the Participant for Good Reason (as defined in the Employment Agreement) on or after the first anniversary of the Grant Date and prior to the Final Vesting Date, the Performance Option shall become vested and exercisable immediately as of the effective date of such termination (or, if later, the date on which the Board reasonably determines whether the performance criterion has been met) with respect to 250,000 shares underlying the Performance Option, provided that the growth rate of the Common Stock exceeds by more than five percentage points the CAGR of the S&P 500 during the period beginning on the Grant Date and ending on the effective date of the termination of Participant’s Employment. For purposes of the preceding sentence, the growth rate of the Common Stock shall equal the Growth Rate as defined in Section 5(a) above, except that the Ending Value shall equal the average Fair Market Value of a share of the Common Stock during the ninety-day period immediately preceding the date of the termination of Participant’s Employment.

(d) Notwithstanding the foregoing, if (i) a Change in Control occurs prior to the Final Vesting Date and (ii) the growth rate of the Common Stock exceeds by more than five percentage points the CAGR of the S&P 500 during the period beginning on the Grant Date and ending on the effective date of the Change in Control, then the Performance Option shall become fully vested and exercisable on the effective date of the Change in Control. For purposes of the preceding sentence, the growth rate of the Common Stock shall equal the Growth Rate as defined in Section 5(a) above, except that the Ending Value shall equal the consideration per share of Common Stock received by the Company’s shareholders in connection with the Change in Control.

(e) Notwithstanding the foregoing, in the event of a termination of Participant’s Employment prior to the Final Vesting Date due to Participant’s death or Disability, the Performance Option shall become vested and exercisable, if at all, as described in this Section 5(e), provided that the growth rate of the Common Stock exceeds by more than five percentage points the CAGR of the S&P 500 during the period beginning on the Grant Date and ending on the effective date of the termination of Participant’s Employment. For purposes of the preceding sentence, the growth rate of the Common Stock shall equal the Growth Rate as defined in Section 5(a) above, except that the Ending Value shall equal the average Fair Market Value of a share of the Common Stock during the ninety-day period immediately preceding the date of the termination of Participant’s Employment. In the event the performance criterion described in this Section 5(e) is met, the Performance Option shall become vested and exercisable on the effective date of the termination of Employment (or, if later, the date on which the Board reasonably determines whether the performance criterion has been met) with respect to the number of shares of Common Stock underlying the Performance Option equal to the product of (i) the number of shares with respect to which the Performance Option remains unvested as of the effective date of such termination and (ii) a fraction, the numerator of which is equal to the number of calendar days from the Grant Date through the effective date of such termination and the denominator of which is one thousand four hundred sixty (1,460), as determined by the Board in good faith.

6. Expiration Date. Subject to the provisions of the Plan, with respect to the Performance Option or any portion thereof which has not become exercisable, the Performance Option shall expire on the earlier of the fourth anniversary of the Grant Date and the date the Participant’s Employment is terminated for any reason (or, pursuant to Sections 5(c) or 5(e) above, on such later date on which the Board determines whether the applicable performance criterion has been met), and with respect to the Performance Option or any portion thereof which has become exercisable, the Performance Option shall expire on the earlier of: (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death, Disability or Retirement (or, pursuant to Section 5(c) above, on such later date on which the Board determines whether the applicable performance criterion has been met); (iii) one year after the date the Participant’s Employment is terminated by reason of the Participant’s death, Disability or Retirement, provided, however, that if during such one year period following the termination of the Participant’s Employment by reason of Disability or Retirement the Participant dies, the Participant’s legal representative or beneficiary may exercise the Participant’s Performance Option, or any portion thereof which has become exercisable on the date the Participant’s Employment is terminated, for a period of one year from the date of the Participant’s death; or (iv) the seventh anniversary of the Grant Date.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer. During the lifetime of the Participant, the Performance Option shall be exercisable only by the Participant. The Performance Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign his rights with respect to the Performance Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s immediate family or the Participant’s lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan.

9. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

11. Participant Acknowledgment. The Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Performance Option shall be final and conclusive.

(Signature page follows)

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ John Marren
Name:	John Marren
Title:	Chairman of the Board

/s/ Nabeel Gareeb
Name:	Nabeel Gareeb

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